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EXHIBIT 23

Independent Auditors' Consent

The Board of Directors
Sealed Air Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-89090, 333-50603 and 333-59197) on Form S-8 of Sealed Air Corporation of our report dated January 24, 2003, with respect to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, equity, cash flows, and comprehensive (loss) income for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which appears in this December 31, 2002 annual report on Form 10-K of Sealed Air Corporation.

Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.

KPMG LLP
/S/ KPMG LLP
Short Hills, New Jersey
March 28, 2003

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EXHIBIT 23
Independent Auditors' Consent